EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Main Street and Main Incorporated:

     We consent to incorporation by reference in the registration statements filed on Form S-3 (File Nos. 33-71230, 333-28659, 333-7816, 333-42122 and
33-55108) and Form S-8 (File Nos. 33-43612, 333-78155, 333-89931, and 333-55100)
of Main Street and Main Incorporated of our report dated March 12, 2002, relating to the consolidated balance sheet of Main Street and Main Incorporated and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income (loss) and cash flows for the year then ended, which report appears in the December 31, 2001 annual report on Form 10-K of Main Street and Main Incorporated.

     Our report dated March 12, 2002 refers to the adoption of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities effective January 1, 2001.

/s/ KPMG LLP

Phoenix, Arizona
March 29, 2002